UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

XERIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XERIS PHARMACEUTICALS, INC.

180 N. LaSalle Street, Suite 1600

Chicago, Illinois 60601

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To be held May 8, 2019

Notice is hereby given that the 2019 Annual Meeting of Stockholders, or Annual Meeting, of Xeris Pharmaceuticals, Inc. (the “Company”), will be held on May 8, 2019 at 8:00 a.m. Central Time at the offices of Xeris Pharmaceuticals, Inc., located at 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601. The purposes of the Annual Meeting are the following:

1.

To elect two class I directors to our board of directors to serve until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019; and

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of class I directors nominated by the board of directors.

Only Xeris Pharmaceuticals, Inc. stockholders of record at the close of business on March 11, 2019 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2018 Annual Report to Stockholders, or 2018 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2018 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. The proxy statement and our 2018 Annual Report to Stockholders are available at http://www.proxydocs.com/XERS.

By order of the board of directors,

Paul R. Edick President, Chief Executive Officer and Chairman

Chicago, Illinois

March 26, 2019

Page
PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	6
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS XERIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	11
CORPORATE GOVERNANCE	13
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	28
PRINCIPAL STOCKHOLDERS	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
REPORT OF THE AUDIT COMMITTEE	36
HOUSEHOLDING	37
STOCKHOLDER PROPOSALS	37
OTHER MATTERS	37

i

XERIS PHARMACEUTICALS, INC.

180 N. LaSalle Street, Suite 1600

Chicago, Illinois 60601

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2019

This proxy statement contains information about the 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Xeris Pharmaceuticals, Inc., which will be held at the offices of Xeris Pharmaceuticals, Inc., located at 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601 on May 8, 2019 at 8:00 a.m. Central Time. The board of directors of Xeris Pharmaceuticals, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Xeris,” “we,” “us,” and “our” refer to Xeris Pharmaceuticals, Inc. The mailing address of our principal executive offices is Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018 available to stockholders on March 26, 2019.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in June 2018; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 8, 2019:

This proxy statement and our 2018 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/XERS.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (SEC), except for exhibits, will be furnished without charge to any stockholder upon written request to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are also available on the SEC’s website at www.sec.gov.

XERIS PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about March 26, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2018 Annual Report to Stockholders, or 2018 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about March 26, 2019. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2018 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2019 Annual Meeting of Stockholders, this proxy statement and our 2018 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Who is soliciting my vote?

Our board of directors, or the board of directors, is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 11, 2019.

How many votes can be cast by all stockholders?

There were 26,936,536 shares of our common stock, par value $0.0001 per share, outstanding on March 11, 2019, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of March 11, 2019.

How do I vote?

In Person

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on May 7, 2019. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on May 7, 2019, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: corporate secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Donnelley Financial Solutions to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2020 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than November 27, 2019. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of two Class I directors to our board of directors. Proposal No. 2 requests the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven members. However, Jonathan Rigby, who is currently a class I director, is not standing for reelection to the board of directors, with his term ending upon conclusion of the Annual Meeting, at which time the board of directors shall consist of and be fixed at six members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are BJ Bormann, Jonathan Rigby and John Schmid, and their terms will expire at the Annual Meeting;

•	the class II directors are Dawn Halkuff and Jeffrey Sherman, and their terms will expire at the annual meeting of stockholders to be held in 2020; and

•	the class III directors are Paul Edick and Marla Persky, and their terms will expire at the annual meeting of stockholders to be held in 2021.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated John Schmid and BJ Bormann for election as the class I directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape. Following Mr. Rigby’s resignation from the board of directors, half of our directors will be gender diverse.

Nominees for Election as Class I Directors

The following table identifies our directors and sets forth their principal occupation and business experience during the last five years and their ages as of March 11, 2019.

Name	Positions and Offices Held with Xeris	Director Since	Age
BJ Bormann	Director	2018	60
John Schmid	Director	2017	56

BJ Bormann, Ph.D. Dr. Bormann has served on our board of directors since April 2018. Dr. Bormann currently serves as the vice president of translational science and network alliances for The Jackson Laboratory. From 2015 to 2017, Dr. Bormann served as the interim chief executive officer of Supportive Therapeutics, LLC. In 2015, Dr. Bormann served as the chief executive officer and as a director of Pivot Pharmaceuticals Inc. Previously Dr. Bormann served as the chief business advisor for NanoMedical Systems, Inc. from 2013 to 2015 and as the chief executive officer of Harbour Antibodies from 2013 to 2014. From 2007 to 2013, Dr. Bormann was a senior vice president, world-wide alliances, licensing and business development at Boehringer Ingelheim

Pharmaceuticals, Inc. Dr. Bormann currently serves on the board of directors of BioLine Rx Ltd.

Dr. Bormann received her Ph.D. in biomedical science from the University of Connecticut Health Center and her B.Sc. from Fairfield University in biology. Dr. Bormann completed postdoctoral training at Yale Medical School in the department of pathology. We believe Dr. Bormann is qualified to serve on our board of directors because of her experience in the industry in which we operate.

John Schmid. Mr. Schmid has served on our board of directors since September 2017 and has been our Lead Independent Director since February 2019. Mr. Schmid currently serves as a member of the board of directors of Neos Therapeutics, Inc., AnaptysBio Inc., Forge Therapeutics, Inc., Patara Pharma, Inc., Speak, Inc. and Poseida Therapeutics Inc. Previously, he was the chief financial officer of Auspex Pharmaceuticals, Inc. from 2013 until its acquisition in 2015. Prior to joining Auspex Pharmaceuticals, Mr. Schmid co-founded Trius Therapeutics, Inc. in 2004, where he served as chief financial officer until its sale in 2013.

Mr. Schmid received a B.A. in economics from Wesleyan University and an M.B.A. from the University of San Diego. We believe Mr. Schmid is qualified to serve on our board of directors because of his experience, including financial experience, in the industry in which we operate.

Vote Required and Board of Directors’ Recommendation

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of Class I directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of John Schmid and BJ Bormann, Ph.D. as the class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2022.

Directors Continuing in Office

The following table and biographies identify our directors and set forth their principal occupation and business experience during the last five years and their ages as of March 11, 2019.

Name	Positions and Offices Held with Xeris	Director Since	Class and Year in Which Term Will Expire	Age
Jonathan Rigby	Director	2016	Class I – 2019	51
Dawn Halkuff	Director	2018	Class II – 2020	48
Jeffrey Sherman	Director	2018	Class II – 2020	64
Paul Edick	Director	2017	Class III – 2021	63
Marla Persky	Director	2018	Class III – 2021	63

Class I Directors (Term Expires at 2019 Annual Meeting)

Jonathan Rigby. Mr. Rigby has served on our board of directors since March 2016. In 2011, Mr. Rigby founded SteadyMed Therapeutics Inc. and has since served as its president, chief executive officer and director. Mr. Rigby led the sale of SteadyMed to United Therapeutics in August 2019. SteadyMed subsequently became a subsidiary of United Therapeutics, and Mr. Rigby continues to serve as president and chief executive officer. Prior to founding SteadyMed, Mr. Rigby cofounded Zogenix Inc., a specialty pharmaceutical company focused on the development and commercialization of central nervous system and pain products, where he served as its vice president of business development from 2006 until December 2011. Mr. Rigby also serves as the chairman of the board of CollPlant Inc.

Mr. Rigby has a B.S. degree in biological sciences from Sheffield University (UK) and an M.B.A. from Portsmouth University (UK). We believe Mr. Rigby is qualified to serve on our board of directors because of his experience in the industry in which we operate. Mr. Rigby’s term will expire at the 2019 annual meeting of stockholders and he will not stand for reelection.

Class II Directors (Term Expires at 2020 Annual Meeting)

Dawn Halkuff. Ms. Halkuff has served on our board of directors since April 2018. Since 2016, Ms. Halkuff has served as the chief commercial officer of TherapeuticsMD, Inc. Prior to that, Ms. Halkuff held numerous senior level positions at Pfizer, Inc. and the Pfizer Consumer Healthcare Wellness Organization and was a member of its Consumer Global Leadership Team, including roles as senior vice president, global wellness, vice president, women’s health sales and marketing and senior director, women’s health products. Prior to that, Ms. Halkuff was the commercial lead for sales and marketing of the Pfizer’s Women’s Health Division. From 2005 to 2010, Ms. Halkuff was head of global innovation at Weight Watchers International.

Ms. Halkuff has a B.A. degree in psychology from University of Connecticut and an M.B.A. from Pennsylvania State University. We believe Ms. Halkuff is qualified to serve on our board of directors because of her experience in the industry in which we operate.

Jeffrey Sherman, M.D., FACP. Dr. Sherman has served on our board of directors since April 2018. Since 2009, Dr. Sherman has served as the chief medical officer and executive vice president at Horizon Pharma plc. Dr. Sherman serves on the board of directors of Strongbridge Biopharma plc., as a member of a number of professional societies, as a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine, and on the Board of Advisors of the Center for Information and Study on Clinical Research Participation. He previously held positions at IDM Pharma Takeda Global Research and Development, NeoPharm, Searle/Pharmacia, and Bristol-Myers Squibb and is past president of the Drug Information Association.

Dr. Sherman received a B.A. in Biology from Lake Forest College and earned his M.D. from the Rosalind Franklin University of Medicine and Science/The Chicago Medical School. Dr. Sherman completed internship and residency programs at Northwestern University Feinberg School of Medicine, where he currently serves as an adjunct assistant professor, and a fellowship program at the University of California San Francisco. We believe Dr. Sherman is qualified to serve on our board of directors because of his experience in the industry in which we operate.

Class III Directors (Term Expires at 2021 Annual Meeting)

Paul Edick. Mr. Edick joined our company in January 2017 as President and Chief Executive Officer and was appointed as Chairman in June 2018. Previously, Mr. Edick was a founding partner of 3G Advisors, a consultancy firm to the pharmaceutical, healthcare and healthcare investor communities. From 2010 to 2014, Mr. Edick was the chief executive officer of Durata Therapeutics, Inc. prior to its acquisition in November 2014. Prior to that, Mr. Edick was chief executive officer of Ganic Pharmaceuticals, Inc., a Warburg Pincus investment search vehicle, from 2008 to 2010. Before that, from 2006 to 2008, Mr. Edick was chief executive officer of MedPointe Healthcare, Inc. and served as its president of pharmaceutical operations from 2002 to 2006.

Mr. Edick currently serves on the board of directors for Iterum Therapeutics Limited. Mr. Edick has also previously served on a number of pharmaceutical and healthcare company boards including Circassia Pharmaceuticals Plc, Sucampo Pharmaceuticals, Inc., Durata Therapeutics, NewLink Genetics Corp., Neos Therapeutics, Inc. and PDL BioPharma, Inc. Mr. Edick received a B.A. degree in psychology from Hamilton College. We believe Mr. Edick is qualified to serve on our board of directors because of his management and industry experience.

Marla S. Persky. Ms. Persky has served on our board of directors since April 2018. Since 2014, Ms. Persky has served as the chief executive officer and president of WOMN, LLC, a consulting and coaching organization. From 2005 to 2013, Ms. Persky was senior vice president, general counsel and corporate secretary of Boehringer Ingelheim Corporation, a pharmaceutical company. Ms. Persky also serves on the board of advisors of Text IQ, Inc. and the board of directors of Ygeia Group, Inc.

Ms. Persky has a B.S.S. degree in speech sciences from Northwestern University and a J.D. from Washington University School of Law. We believe Ms. Persky is qualified to serve on our board of directors because of her experience in the industry in which we operate.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our executive officers and sets forth their current positions at Xeris and their ages as of March 11, 2019.

Name	Position Held with Xeris	Officer Since	Age
Barry Deutsch	Chief Financial Officer	2018	55
Beth Hecht	Senior Vice President, General Counsel and Corporate Secretary	2018	55
Ken Johnson	Senior Vice President, Clinical Development, Regulatory, Quality Assurance and Medical Affairs	2017	56
Steven Prestrelski	Chief Scientific Officer	2005	55
John Shannon	Executive Vice President, Chief Operating Officer	2017	57

Barry Deutsch. Mr. Deutsch joined our company in July 2017 as our vice president, business development. In April 2018, Mr. Deutsch was appointed as our Chief Financial Officer. Previously, from 2007 to 2017, Mr. Deutsch was a vice president for the BioScience Division of Baxter Healthcare Corporation, Baxalta Incorporated following its spinoff from Baxter, and Shire plc following its acquisition of Baxalta. Mr. Deutsch’s roles included serving as vice president of business development at Baxter BioScience and Baxalta and head of business development and public-private partnerships for the intercontinental region at Baxalta and Shire.

Mr. Deutsch received a B.S. in Economics degree in finance and accounting from The Wharton School of the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University.

Beth Hecht. Ms. Hecht joined our company in January 2018 and serves as Senior Vice President, General Counsel and Corporate Secretary. Ms. Hecht has over twenty-five years of experience as a corporate executive in the life sciences industry, most recently serving from 2012 to 2018 as managing director and chief legal and administrative officer of Auven Therapeutics, a global biotechnology and pharmaceutical private equity firm. From November 2013 through November 2014, Ms. Hecht also served as corporate secretary and legal and compliance advisor at Durata Therapeutics. Prior to that, she was senior vice president, general counsel and corporate secretary at the Sun Products Corporation from March 2009 through September 2012, and prior to that executive vice president and general counsel of MedPointe Inc. Ms. Hecht has served on the board of directors of Neos Therapeutics, Inc. since September 2015 where she chairs the nominating and corporate governance committee. Ms. Hecht received a J.D. from Harvard Law School and a B.A. from Amherst College.

Ken Johnson, Pharm.D. Dr. Johnson joined our company in March 2017. Prior to that, from 2016 to 2017, Dr. Johnson served as executive director, U.S. medical affairs for hospital specialty products at Merck. Previously, Dr. Johnson served as vice president of global medical affairs at Circassia Pharmaceuticals from 2015 to 2016 and as vice president of corporate medical affairs at Durata Therapeutics from 2012 to 2015. Prior to his time at Durata, Dr. Johnson also held senior management positions in medical affairs at Horizon Pharma, Inc., Takeda Pharmaceuticals North America, NeoPharm, Inc., Searle/Pharmacia Pharmaceuticals and Bristol-Myers Squibb.

Dr. Johnson received a B.S. in pharmacy and Pharm.D. from the University of Minnesota and completed a postdoctoral fellowship at the University of Tennessee Health Sciences Center.

Steven Prestrelski, Ph.D. Dr. Prestrelski is one of our co-founders. He has served as our Chief Scientific Officer since 2005 and as our Interim Chief Executive Officer from 2013 to 2014. He also served on our board of directors from 2005 to 2015. Dr. Prestrelski is the inventor of our platform technologies. Prior to joining our company, from 2003 to 2011, Dr. Prestrelski was vice president of pharmaceutical R&D at Amylin Pharmaceuticals. At Amylin, from 2003 to 2005, he was the executive director of the Bydureon program. From 1998 to 2002, Dr. Prestrelski was vice president, biopharmaceuticals at PowderJect Technologies, Inc.

Dr. Prestrelski has a B.S. in nutrition science from Drexel University, a Ph.D. in molecular biophysics from the City University of New York and an M.B.A from Rady School of Management at the University of California, San Diego.

John Shannon. Mr. Shannon joined our company in February 2017 as Chief Operating Officer. Previously, from 2015 until its acquisition in 2016, Mr. Shannon served as chief executive officer and director for Catheter Connections, Inc. Prior to that, from 2012 until its acquisition in 2014, Mr. Shannon served as chief commercial officer for Durata Therapeutics. From 2002 to 2012, he served as vice president and general manager of Baxter BioScience.

Mr. Shannon received a B.S. degree in biology with an emphasis in microbiology from Western Illinois University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS XERIS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2019

Xeris’ stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2019. KPMG LLP has served as Xeris’ independent registered public accounting firm since 2017.

The audit committee is solely responsible for selecting Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder approval is not required to appoint KPMG LLP as Xeris’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Xeris and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Xeris incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees (1)	$200,000	$62,000
Audit-related fees (2)	618,000	—
Tax fees (3)	20,000	154,000

Total fees	$838,000	$216,000

(1)	Audit fees consist of fees for the audit of our annual financial statements and the review of our interim financial statements included in our quarterly reports on Form 10-Q.
(2)

Audit-related fees consist of fees for professional services that are normally provided in connection with registration statements, including the registration statements for the initial public offering of our common stock which was completed in June 2018.

(3)	Tax fees consist of fees for tax compliance, advice and services.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2018 and 2017 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2019.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to our success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Mr. Edick, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Edick is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.xerispharma.com/corporate-governance/documents-charters.

Audit Committee

Marla Persky, Jonathan Rigby and John Schmid serve on the audit committee, which is chaired by John Schmid. Following the Annual Meeting, John Schmid, BJ Bormann and Marla Persky will serve on the audit committee, which will be chaired by John Schmid. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated John Schmid as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2018, the audit committee met seven times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

BJ Bormann, John Schmid, Jeffrey Sherman and Dawn Halkuff serve on the compensation committee, which is chaired by BJ Bormann. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2018, the compensation committee met three times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and based on such evaluation (i) reviewing and determining the cash compensation of our Chief Executive Officer and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

•	reviewing and approving the cash compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy, and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and recommending to the board of directors the compensation of our directors;

•	preparing our compensation committee report if and when required by SEC rules;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Jonathan Rigby, Marla Persky and Dawn Halkuff serve on the nominating and corporate governance committee, which is chaired by Jonathan Rigby. Following the Annual Meeting, Marla Persky, Jeffrey Sherman and Dawn Halkuff will serve on the nominating and corporate governance committee, which will be chaired by Marla Persky. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2018, the nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met five times during 2018 and the pricing committee for our initial public offering met once during 2018. During 2018, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We did not hold an annual meeting of stockholders in 2018.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.xerispharma.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board’s Leadership Structure and Role in Risk Oversight

Mr. Edick serves as our chief executive officer and as chairman of the board. The board of directors believes that having our chief executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Edick has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Edick to act as the key link between the board of directors and other members of management.

Our board of directors has appointed Mr. Schmid to serve as our lead independent director. As lead independent director, Mr. Schmid presides over meetings of our independent directors, serves as a liaison between our chairman of the board of directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Xeris Pharmaceuticals, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Xeris Pharmaceuticals, Inc.,

180 N. LaSalle Street, Suite 1600,

Chicago, Illinois 60601

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Xeris’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Xeris’ legal counsel, with independent advisors, with non-management directors, or with Xeris’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long- term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Xeris regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Xeris has also established a toll-free telephone number for the reporting of such activity, which is 866-275-3202.

Board and Committee Evaluations

The nominating and corporate governance committee oversees the annual board and committee evaluation process. Generally, the board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the board and each committee at their next meetings in order to facilitate an examination and discussion by the board and each committee of the effectiveness of the board and committees, board and committee structure and dynamics, and areas for possible improvement. The nominating and corporate governance committee establishes the board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Non-Employee Director Compensation Table – 2018

The table below shows all compensation paid to our non-employee directors during 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
BJ Bormann (2)	38,250	134,013	172,263
Robert C. Faulkner (3)	—	—	—
Dawn Halkuff (4)	33,750	134,013	167,763
Cary McNair (3)	—	—	—
Marla Persky (5)	35,250	134,013	169,263
Jonathan Rigby (6)	48,250	76,575	124,825
John Schmid (7)	52,750	172,000	224,750
Jeffrey Sherman (8)	30,750	134,013	164,763

(1)

Each equity award was granted pursuant to our 2011 Stock Option/Issuance Plan, or 2011 Plan, and, unless otherwise described in the footnotes, the shares vest in 24 monthly equal installments commencing as of May 15, 2018, in all cases subject to the optionee’s continuous service to us through each vesting date. The shares subject to the options are early exercisable. Upon a change in control of the Company while the optionee is providing services to us and where the option is not assumed, continued, or substituted, 100% of the shares subject to the option shall vest and become exercisable immediately prior to the effective date of the change in control.

(2)

Dr. Bormann joined our board of directors in April 2018. The amounts reported were granted pursuant to the offer agreement, dated March 30, 2018, by and between Dr. Bormann and us. As of December 31, 2018, Dr. Bormann held unexercised options to purchase 19,650 shares of our common stock.

(3)	Investor-appointed directors did not receive fees or other compensation for their service on our board of directors. Messrs. Faulkner and McNair departed from our board of directors in April 2018.
(4)

Ms. Halkuff joined our board of directors in April 2018. The amounts reported were granted pursuant to the offer agreement, dated April 16, 2018, by and between Ms. Halkuff and us. As of December 31, 2018, Ms. Halkuff held unexercised options to purchase 19,650 shares of our common stock.

(5)

Ms. Persky joined our board of directors in April 2018. The amounts reported were granted pursuant to the offer agreement, dated March 30, 2018, by and between Ms. Persky and us. As of December 31, 2018, Ms. Persky held unexercised options to purchase 19,650 shares of our common stock.

(6)

The amounts reported were granted pursuant to the offer agreement, dated September 15, 2017, by and between Mr. Rigby and us. As of December 31, 2018, Mr. Rigby held unexercised options to purchase 39,344 shares of our common stock.

(7)

The amounts reported were granted pursuant to the offer agreement, dated August 31, 2017, by and between Mr. Schmid and us. On December 31, 2017, Mr. Schmid early exercised all 5,659 stock options, 1,887 of which remained unvested as of December 31, 2018. As of December 31, 2018, Mr. Schmid held unexercised options to purchase 25,220 shares of our common stock.

(8)

Dr. Sherman joined our board of directors in April 2018. The amounts reported were granted pursuant to the offer agreement, dated March 30, 2018, by and between Dr. Sherman and us. As of December 31, 2018, Dr. Sherman held unexercised options to purchase 19,650 shares of our common stock.

Non-Employee Director Compensation Policy

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service as set forth below. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	MEMBER ANNUAL FEE ($)	CHAIRMAN ADDITIONAL ANNUAL FEE ($)
Board of Directors	35,000	20,000
Audit Committee	8,000	8,000
Compensation Committee	6,000	6,000
Nominating and Corporate Governance Committee	4,000	4,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, each new non-employee director elected or appointed to our board of directors will be granted an option to purchase 19,650 shares of our common stock on the date of such director’s election or appointment to the board of directors. Such options will vest over three years, subject to continued service as a director through such vesting date(s). On the date of each annual meeting of stockholders of our company, each non-employee director will be granted an additional option to purchase 11,228 shares of our common stock, which will vest in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting subject to continued service as a director through such vesting date(s).

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Executive Compensation

Our named executive officers for the year ended December 31, 2018 are:

•	Paul Edick, our President and Chief Executive Officer;

•	John Shannon, our Executive Vice President and Chief Operating Officer; and

•	Barry Deutsch, our Chief Financial Officer.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities during the fiscal year ended December 31, 2018. The following table also presents information regarding the compensation awarded to, and earned by, and paid to each such individual during the fiscal year ended December 31, 2017, to the extent such individual was a named executive officer for such year.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($) (1)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Paul Edick,	2018	535,000	119,900	329,626	329,725	—	1,314,251
President and Chief Executive Officer (4)	2017	489,583	—	657,134	250,000	—	1,396,717
John Shannon,	2018	368,750	—	344,036	205,700	—	918,486
Executive Vice President and Chief Operating Officer (5)	2017	218,750	—	168,029	100,834	—	487,613
Barry Deutsch, Chief Financial Officer (6)	2018	276,095	—	448,144	132,000	—	856,239

(1)

Amounts reported in the bonus column represent the amount of each bonus paid to our named executive officers that was discretionarily awarded above target under the cash bonus program and took into account individual and company achievements.

(2)

Amounts reflect the grant date fair value of option awards granted or modified in 2017 or 2018, as applicable, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 to the notes to our audited financial statements included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.

(3)	The amounts reported reflect a cash bonus approved by our board of directors based on achievement of individual and company performance goals in 2017 or 2018, as applicable.
(4)	Mr. Edick commenced his employment with us in January 2017.
(5)	Mr. Shannon commenced his employment with us in February 2017.
(6)	Mr. Deutsch was appointed as our Chief Financial Officer in April 2018.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Bonus

We do not have a formal performance-based bonus plan. Our employment agreements with our named executive officers provide that the executive may be eligible to earn an annual performance bonus of up to a target percentage of the executive’s base salary, as described further below under the section entitled “– Employment Arrangements and Severance Agreements with our Named Executive Officers.” From time to time, our board of directors or compensation committee may approve annual bonuses for our named executive officers based on individual performance, company performance or as otherwise determined to be appropriate, including up to amounts in excess of 100% of an individual’s target bonus.

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and restricted stock units.

We typically grant equity incentive awards at the start of employment to each executive officer and our other employees as well as on an annual basis for retention purposes. We set the option exercise price and grant date fair value based on the closing price of our common stock as reported on The Nasdaq Global Select Market on the date of grant.

Employment Arrangements and Severance Agreements with our Named Executive Officers

We have entered into employment agreements with each of our named executive officers. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and standard employee benefit plan participation.

These employment agreements provide for “at will” employment. The material terms of these employment agreements with our named executive officers are described below. The terms “cause,” “material change” and “change in control” used in each existing employment agreement are defined in each employment agreement.

Paul Edick

We entered into an employment agreement with Mr. Paul Edick, our President and Chief Executive Officer, on January 9, 2017, pursuant to which Mr. Edick is entitled to receive an annual base salary of $500,000, an annual target bonus equal to 50% of his annual base salary based upon our board of directors’ assessment of Mr. Edick’s performance and our attainment of targeted goals approved by the board of directors, an equity grant and eligibility to participate in our benefit plans generally. This employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Edick agrees to refrain from disclosing our confidential information, re-affirms the obligations contained in his Proprietary Information and Inventions Agreement and agrees not to compete with us during his employment.

Mr. Edick’s employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him upon a “material change,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (in addition to accrued compensation and benefits through the date of termination) (i) salary continuation based on his then-current base salary for 11 months and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Edick had he remained employed with us for up to 11 months following termination.

Upon a “change in control,” subject to the execution and effectiveness of a release, Mr. Edick shall be eligible to receive a lump sum amount equal to 18 months of his then-current base salary (but in no event less than $500,000), his annual target bonus reflective for a period of 18 months and 100% accelerated vesting of his outstanding stock options. Furthermore, the employment agreement provides that our board of directors may, in its sole discretion, consider providing Mr. Edick with a transaction bonus at the time of a “change in control.” If he is terminated upon the effectiveness of the “change in control,” he shall also receive reimbursement of

COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Edick had he remained employed with us for up to 18 months following termination.

We have entered into an amended and restated employment agreement with Mr. Edick pursuant to which Mr. Edick is entitled to receive an annual base salary and an annual target bonus equal to a percentage of his annual base salary based upon our board of directors’ assessment of Mr. Edick’s performance and our attainment of targeted goals as set by the board of directors in its sole discretion. For the fiscal year ending December 31, 2019, Mr. Edick’s annual base salary is $599,500 and his annual target bonus is 60% of his annual base salary. This employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Edick re-affirmed the obligations contained in his Proprietary Information and Inventions Agreement. Mr. Edick’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 18 months of base salary payable on our normal payroll cycle if such termination is not in connection with a “change in control” or (y) 18 months of base salary plus his average target incentive compensation received for the three preceding fiscal years if such termination is in connection with a “change in control,” and (ii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Edick had he remained employed with us for up to 18 months. In addition, if within 12 months following a “change in control,” Mr. Edick is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Edick issued after the date of the amended and restated employment agreement will accelerate and vest immediately.

John Shannon

We entered into an employment agreement with Mr. John Shannon, our Executive Vice President and Chief Operating Officer, on February 16, 2017 pursuant to which Mr. Shannon is entitled to receive an annual base salary of $250,000, an annual target bonus equal to 40% of his annual base salary based upon our board of directors’ assessment of Mr. Shannon’s performance and our attainment of targeted goals as approved by the board of directors, an equity grant and eligibility to participate in our benefit plans generally. This employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Shannon agrees to refrain from disclosing our confidential information, re-affirms the obligations contained in his Proprietary Information and Inventions Agreement and agrees not to compete with us during his employment. Mr. Shannon’s employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him upon a “material change,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (in addition to accrued compensation and benefits through the date of termination) (i) salary continuation based on his then-current base salary for 10 months and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Shannon had he remained employed with us for up to 10 months following termination.

Upon a “change in control,” subject to the execution and effectiveness of a release, Mr. Shannon shall be eligible to receive a lump sum amount equal to 12 months of his then-current base salary (but in no event less than $250,000), his annual target bonus and 100% accelerated vesting of his outstanding stock options. Furthermore, the employment agreement provides that our board of directors may, in its sole discretion, consider providing Mr. Shannon with a transaction bonus at the time of a “change in control.” If he is terminated upon the effectiveness of the “change in control,” he shall also receive reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Shannon had he remained employed with us for up to 12 months following termination.

We have entered into an amended and restated employment agreement with Mr. Shannon pursuant to which Mr. Shannon is entitled to receive an annual base salary and an annual target bonus equal to a percentage of his annual base salary based upon our board of directors’ assessment of Mr. Shannon’s performance and our attainment of targeted goals as set by the board of directors in its sole discretion. For the fiscal year ending December 31, 2019, Mr. Shannon’s annual base salary is $446,250 and his annual target bonus is 40% of his annual base salary. This employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Shannon re-affirmed the obligations contained in his Proprietary Information and Inventions Agreement. Mr. Shannon’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 15 months of base salary payable on our normal payroll cycle if such termination is not in connection with a “change in control” or (y) 15 months of base salary plus his average target incentive compensation received for the three preceding fiscal years if such termination is in connection with a “change in control,” and (ii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Shannon had he remained employed with us for up to 15 months. In addition, if within 12 months following a “change in control,” Mr. Shannon is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Shannon issued after the date of the amended and restated employment agreement will accelerate and vest immediately.

Barry Deutsch

We entered into an employment agreement with Mr. Barry Deutsch, our Chief Financial Officer, on June 6, 2018 pursuant to which Mr. Deutsch is entitled to receive an annual base salary and an annual target bonus equal to a percentage of his annual base salary based upon our board of directors’ assessment of Mr. Deutsch’s performance. For the fiscal year ending December 31, 2019, Mr. Deutsch’s annual base salary is $349,500 and his annual target bonus is 40% of his annual base salary. This employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Deutsch re-affirmed the obligations contained in his Employee Confidentiality, Noncompetition and Assignment Agreement. Mr. Deutsch’s employment agreement provides that, in the event that his employment is terminated by us without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 15 months of base salary payable on our normal payroll cycle if such termination is not in connection with a “change in control” or (y) 15 months of base salary plus his average target incentive compensation received for the three preceding fiscal years if such termination is in connection with a “change in control,” and (ii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Deutsch had he remained employed with us for up to 15 months. In addition, if within 12 months following a “change in control,” Mr. Deutsch is terminated by us without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Deutsch issued after the date of the employment agreement will accelerate and vest immediately.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2018.

	OPTION AWARDS (1)						STOCK AWARDS
NAME	VESTING COMMENCEMENT DATE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Paul Edick	2/1/2018	(2)	98,252	—	5.93	1/31/2028	—	—
	6/12/2017	(2)	69,822	—	1.55	6/11/2027	—	—
	1/9/2017	(2)	668,065	—	1.55	1/27/2027	—	—
John Shannon	5/15/2018	(2)	34,977	—	12.50	5/15/2028	—	—
	1/31/2018	(2)	28,072	—	5.93	1/31/2028	—	—
	6/12/2017	(3)	—	25,136	1.55	6/11/2027	—	—
	2/16/2017	(3)	129,067	31,268	1.55	2/3/2027	—	—
Barry Deutsch	5/15/2018	(2)	56,144	—	12.50	5/15/2028	—	—
	2/1/2018	(2)	14,036	—	5.93	1/31/2028	—	—
	7/17/2017	(2)	21,054	—	2.33	10/20/2027	—	—

(1)

Each equity award was granted pursuant to our 2011 Plan. The shares subject to each option vest with respect to 25% of the option on the one year anniversary of the applicable vesting commencement date and the remaining shares subject to each option vest in 36 equal installments on the corresponding day of each calendar month thereafter (or, if such calendar month does not have a corresponding day, on the last day of such month), in all cases subject to the optionee’s continuous service to us through each vesting date. In addition, each option becomes exercisable as described in the footnotes below, where any unvested portion is subject to a right of repurchase upon the optionee’s termination of continuous service. Upon a change in control of the Company while the optionee is providing services to us, 100% of the shares subject to the option shall vest and become exercisable immediately prior to the effective date of the change in control.

(2)	The shares subject to these options are early exercisable.
(3)	All of the shares subject to this option became exercisable on January 1, 2019.

On January 31, 2019, our compensation committee granted equity awards to our named executive officers pursuant to our 2018 Plan. Mr. Edick received a restricted stock unit award for 125,000 shares of our common stock and an option award exercisable for 200,000 shares of our common stock. Mr. Shannon received an option award exercisable for 80,000 shares of our common stock. Mr. Deutsch received an option award exercisable for 25,000 shares of our common stock. The shares subject to each award vest with respect to 25% of the award on January 31, 2020 and the remaining shares subject to each award vest in 36 equal installments on the corresponding day of each calendar month thereafter (or, if such calendar month does not have a corresponding day, on the last day of such month), in all cases subject to the optionee’s continuous service to us through each vesting date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans, consisting of the 2011 Plan, the Xeris Pharmaceuticals, Inc. 2018 Stock Option and Incentive Plan, or 2018 Plan, the Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan, or 2018 Employee Stock Purchase Plan, and the Xeris Pharmaceuticals Inc. Equity Inducement Plan, or the “Inducement Plan.”

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(1)	3,233,347	$8.13	1,313,937	(2)
Equity compensation plans not approved by stockholders(3)	—	—	—
Total	3,233,347	$8.13	1,313,937	(4)

(1)	Includes the following plans: our 2011 Plan, 2018 Plan and 2018 Employee Stock Purchase Plan and Inducement Plan.
(2)

Excludes (i) 835,728 additional shares of common stock that may be issued pursuant to our 2018 Plan pursuant to an automatic annual increase effective on January 1, 2019 and (ii) 208,932 additional shares of common stock that may be issued pursuant to our 2018 Employee Stock Purchase Plan pursuant to an annual increase effective on January 1, 2019.

(3)

In February 2019, our board of directors adopted our Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. We have initially reserved 750,000 shares of common stock for the issuance of awards under the Inducement Plan.

(4)

Excludes (i) 835,728 additional shares of common stock that may be issued pursuant to our 2018 Plan pursuant to an automatic annual increase effective on January 1, 2019, (ii) 208,932 additional shares of common stock that may be issued pursuant to our 2018 Employee Stock Purchase Plan pursuant to an annual increase effective on January 1, 2019, and (iii) 750,000 shares reserved for issuance under our Inducement Plan adopted by our board of directors in February 2019.

As of December 31, 2018, a total of 1,120,937 shares of our common stock have been reserved for issuance pursuant to the 2018 Plan, which number excludes the 835,728 shares that were added to the plan as a result of the automatic annual increase on January 1, 2019. The 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Stock Option and Incentive Plan and the 2011 Plan will be added back to the shares of common stock available for issuance under the 2018 Plan. The Company no longer makes grants under the 2011 Plan. As of December 31, 2018, a total of 193,000 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan, which number excludes the 208,932 shares that were added to the plan as a result of the automatic annual increase on January 1, 2019. The 2018 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by the lesser of 386,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking.

This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2017, there has not been and there is not currently proposed any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2017 and 2018) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our Initial Public Offering

Our directors, officers and 5% stockholders and their affiliates purchased an aggregate of 1,566,667 shares of our common stock in our 2018 initial public offering at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price
Entities affiliated with Palmetto Partners, Ltd.	150,000	$2,250,000.00
Entities affiliated with Deerfield Management Company	750,000	$11,250,000.00
Entities affiliated with Redmile Group, LLC	666,667	$10,000,005.00

Participation in our Public Offering

Our directors, officers and 5% stockholders and their affiliates purchased an aggregate of 596,500 shares of our common stock in our 2019 public offering at the public offering price. The following table sets forth the number of shares of our common stock purchased by directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Cash Purchase Price
Entities affiliated with Redmile Group, LLC	588,000	$5,880,000.00
Barry Deutsch	5,000	$50,000.00
Beth Hecht	2,500	$25,000.00
Kenneth Johnson	1,000	$10,000.00

Private Placements of Securities

Series C Preferred Stock Financing

In December 2015, with subsequent closings in December 2016, May 2017, December 2017 and February 2018, we sold an aggregate of 13,542,592 shares of our Series C preferred stock at a purchase price of $6.2705 per share for an aggregate principal amount of $84.9 million. The following table summarizes purchases of our Series C preferred stock by related persons:

STOCKHOLDER	SHARES OF SERIES C PREFERRED STOCK	TOTAL PURCHASE PRICE
Entities affiliated with Palmetto Partners, Ltd.	1,833,983	$11,499,996.38
Entities affiliated with Deerfield Management Company	3,114,584	$19,529,998.98
Entities affiliated with Redmile Group, LLC (1)	3,109,796	$19,499,995.65
Paul Edick (2)	23,922	$150,002.91
Nora Brennan (3)	16,000	$100,328.00
John Shannon	16,000	$100,328.00
Ken Johnson	4,000	$25,082.00
Barry Deutsch	3,987	$25,000.49

(1)	Robert Faulkner was a member of our board of directors from December 2015 to April 2018 and is a partner at Redmile Group, LLC.
(2)	Represents 23,922 shares of Series C preferred stock held by the Paul R. Edick 2008 Revocable Trust.
(3)	Ms. Brennan departed from her position as our Chief Financial Officer on April 24, 2018.

Agreements with Stockholders

In connection with our Series C preferred stock financing, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements were terminated in connection with our IPO, except for the registration rights granted under our investors’ rights agreement.

Indemnification Agreements

In connection with our IPO, we entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as an executive officer or a member of our board of directors to the maximum extent allowed under Delaware law.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Related person transaction policy

Our board of directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on June 20, 2018, the date our registration statement for our IPO became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which include transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar amount involved in the related person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-party transaction; and

•

any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 1, 2019 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to be a beneficial owner of greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 26,816,588 shares of our common stock outstanding as of March 1, 2019.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601.

	SHARES BENEFICIALLY OWNED
	NUMBER	PERCENTAGE
5% Stockholders
Entities affiliated with Redmile Group, LLC (1)	3,000,642	11.19%
Entities affiliated with Deerfield Management Company (2)	2,355,136	8.78%
Entities affiliated with FMR LLC (3)	2,280,968	8.51%
Entities affiliated with Palmetto Partners, Ltd. (4)	1,971,289	7.35%
Directors, Named Executive Officers and Other Executive Officers
Paul Edick (5)	849,569	3.07%
Steven Prestrelski (6)	551,626	2.05%
John Shannon (7)	257,503	*
Barry Deutsch (8)	119,526	*
Beth Hecht (9)	98,674
Ken Johnson (10)	81,844	*
Jonathan Rigby (11)	39,344	*
John Schmid (12)	30,879	*
BJ Bormann (13)	19,650	*
Jeffrey Sherman (14)	19,650	*
Marla Persky (15)	19,650	*
Dawn Halkuff (16)	19,650	*
All current executive officers and directors as a group (12 persons) (17)	2,107,565	7.43%

*	Less than one percent.

(1)

Consists of 3,000,642 shares of common stock held by certain private investment vehicles and separately managed accounts managed by Redmile Group, LLC, which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and separately managed accounts. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of Redmile Group, LLC is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

(2)

Consists of: (i) 1,498,666 shares of common stock held by Deerfield Private Design Fund III, L.P. and (ii) 856,470 shares of common stock held by Deerfield Special Situations Fund, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P., and Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. (collectively with Deerfield Special Situations Fund, L.P., the “Deerfield Funds”). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. and as such shares voting and investment control over the shares held by the Deerfield Funds. Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations Fund, L.P. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(3)

Based solely upon information set forth in the Schedule 13G/A filed with the SEC on February 13, 2019, consists of 2,280,968 shares of common stock held by FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

Consists of (i) 930,383 shares of common stock held by Palmetto Partners 2014, LP, (ii) 581,992 shares of common stock held by Palmetto Partners 2015, LP., (iii) 447,686 shares of common stock held by Palmetto Partners, Ltd. and (iv) 11,228 shares of common stock underlying options exercisable within 60 days of December 31, 2018 held by Palmetto Partners, Ltd. Palmetto Partners, Ltd. is the general partner of each of Palmetto Partners 2014, LP and Palmetto Partners 2015, LP and may be deemed to beneficially own the securities held by such funds. The address of Palmetto Partners, Ltd. is 109 N Post Oak Ln., Suite 600, Houston, TX 77024.

(5)

Consists of (i) 836,139 shares of common stock underlying options exercisable within 60 days of March 1, 2019 and (ii) 13,430 shares of common stock held by the Paul R. Edick 2008 Revocable Trust (the “2008 Trust Shares”). Mr. Edick may be deemed to beneficially own the 2008 Trust Shares. Mr. Edick disclaims beneficial ownership of the 2008 Trust Shares and this shall not be deemed an admission that he is the beneficial owner of the 2008 Trust Shares.

(6)

Consists of (i) 487,024 shares of common stock, 23,603 of which are held by Steven Prestrelski and Tracy Yeo and (ii) 64,602 shares of common stock underlying options exercisable within 60 days of March 1, 2019.

(7)	Consists of (i) 8,983 shares of common stock and (ii) 248,520 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(8)	Consists of (i) 28,292 shares of common stock and (ii) 91,234 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(9)	Consists of (i) 2,500 shares of common stock and (ii) 96,174 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(10)	Consists of (i) 3,245 shares of common stock and (ii) 78,599 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(11)	Consists of 39,344 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(12)	Consists of (i) 5,659 shares of common stock and (ii) 25,220 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(13)	Consists of 19,650 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(14)	Consists of 19,650 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(15)	Consists of 19,650 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(16)	Consists of 19,650 shares of common stock underlying options exercisable within 60 days of March 1, 2019.
(17)	Includes an aggregate of 1,558,432 shares of common stock underlying options exercisable within 60 days of March 1, 2019 held by twelve executive officers and directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2018 by Section 16(a) under the Exchange Act, except that a late Form 4 filing was filed on January 2, 2019 on behalf of Steven Prestrelski relating to an exercise of options to buy and a sale of common stock effected on December 24, 2018 and December 26, 2018, respectively.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Xeris’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Xeris’ independent registered public accounting firm, (3) the performance of Xeris’ internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Xeris’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Xeris’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Xeris for the fiscal year ended December 31, 2018. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Xeris be included in Xeris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF XERIS PHARMACEUTICALS, INC.

John Schmid, Chairperson Marla Persky Jonathan Rigby

March 26, 2019

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to Stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary, telephone: 1-844-445-5704. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than November 27, 2019. However, if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2020 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2020 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than January 9, 2020 and no later than February 8, 2020. Stockholder proposals and the required notice should be addressed to Xeris Pharmaceuticals, Inc., 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

ANNUAL MEETING OF XERIS PHARMACEUTICALS, INC. Date: Wednesday, May 8, 2019 Time: 8:00 A.M. (Central Daylight Time) Place: 180 N. LaSalle Street, Suite 1600, Chicago, IL 60601 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends a vote FOR the election of the director nominees in proposal 1 and FOR proposal 2.provided. 1: Election of Directors Recommend Directors For Withhold envelope 01 John Schmid For the 02 BJ Bormann, Ph. D. For in For Against Abstain portion of the appointment of 2: Ratification For this KPMG LLP as the independent registered public accounting firm of just the Company for the fiscal year ending December 31, 2019. return To transact any other business properly brought before the Annual Meeting or any and adjournment or postponement of the Annual Meeting. perforation To attend the meeting and vote your shares the in person, please mark this box.at Authorized Signatures - This section must be completed for your Instructions to be executed. carefully Please Sign Here Please Date Above separate Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all Please persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Annual Meeting of Xeris Pharmaceuticals, Inc. to be held on Wednesday, May 8, 2019 for Holders as of March 11, 2019 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Call Go www. To proxypush.com/XERS 866-229-1034 Cast your vote online. Use any touch-tone telephone. OR View documents. Have your Proxy Card/Voting Instruction Form ready. meeting Follow the simple recorded instructions. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Paul R. Edick and Barry M. Deutsch, and each of them, as proxies with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Xeris Pharmaceuticals, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. PROXY TABULATOR FOR XERIS PHARMACEUTICALS, INC. P.O. BOX 8016 CARY, NC 27512-9903

Revocable Proxy — Xeris Pharmaceuticals, Inc. Annual Meeting of Stockholders May 8, 2019 8:00 a.m. (Central Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Paul R. Edick and Barry M. Deutsch, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Xeris Pharmaceuticals, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Wednesday, May 8, 2019, at 8:00 a.m. at the offices of Xeris Pharmaceuticals, Inc. at 180 N. LaSalle Street, Suite 1600, Chicago, Illinois 60601 and any and all adjournments thereof, as set forth below. This proxy is revocable and will be voted as directed. However, if no instructions Please are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposal 2. separate (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) carefully at the perforation and return just this portion in the envelope provided.